10f-3 Transactions Summary*

* Evergreen Compliance Department has on file a checklist signed by the portfolio manager and a compliance manager stating that the transaction fully complies with the conditions of Rule 10f-3 of the Investment Company Act of 1940.

Ultra Short Fund

 Fund

CSFB 2003- TFL2 F
 Security

EIMCO

 Advisor

10/23/2003

 Transaction

  Date

$6,000,000

Cost

0.61%

 Offering Purchase

Credit Suisse First Boston LLC
 Broker

Wachovia Capital Markets, LLC
 Underwriting
 ------------
Credit Suisse First Boston LLC
 Syndicate

     Members

Ultra Short Fund

CSFB 2003- TFL2 F

EIMCO

10/23/2003

$6,000,000

0.61%

Credit Suisse First Boston LLC

Wachovia Capital Markets, LLC
Credit Suisse First Boston LLC